Exhibit 15.11

Deloitte Touche Tohmatsu Av. Presidente Wilson, 231 - 8° e 22° andares 20030-021 - Rio de Janeiro - RJ Brasil

Telefone : (21) 3981-0500 Fac-simile: (21) 3981-0600 www.deloitte.com.br	Deloitte Touche Tohmatsu

Securities and Exchange Commission

450 Fifth Street NW

Washington DC 20549

Commissioners:

We are aware that our report dated July 04, 2003 on our review of interim financial information of Valesul Alumínio S.A. as of and for the six months ended June 30, 2003 is included in the Registration Statement on Form F-4 of Vale Overseas Limited and Companhia Vale do Rio Doce and all amendments thereto.

/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu
Rio de Janeiro - RJ
October 9th, 2003

Exhibit 15.11 Continued

[LETTER HEAD OF KPMG]

October 9, 2003

Valesul Alumino S.A.

Rio De Janeiro, Brazil

Re: Registration Statement on Form F-4 of Vale Overseas Limited and Companhia Vale do Rio Doce

With respect to the registration statement, we acknowledge our awareness of the use therein of our report dated July 10, 2002, related to our review of interim financial information of Valesul Aluminio S.A. (the Company) as of June 30, 2001 and 2002 and for each of the six month periods then ended included in the Vale Overseas Limited and Companhia Vale do Rio Doce Registration Statement on Form F-4. Our report dated July 10, 2002 contains an explanatory paragraph that states that, as more fully described in notes 4 and 8 to the interim financial statements, the Company has adjusted its property, plant and equipment and deferred income taxes balances as a result of correction of errors. Consequently, the Company’s interim financial statements for the six-months period ended June 30, 2001 have been restated to conform with these adjustments.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meanings of Sections 7 and 11 of the Act.

KPMG Auditores Independentes

Rio De Janeiro, Brazil

[KPMG Auditores Independentes]